RPC Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@radient-pharma.com (Tel :) 206.310.5323

RADIENT PHARMACEUTICALS ANNOUNCES SETTLEMENT REACHED WITH FY2009 Q4 NOTE HOLDERS; FILES LATE NOTIFICATION FOR 10Q

(TUSTIN, CA) May 17, 2011/Marketwire –Radient Pharmaceuticals Corporation (AMEX:RPC), a developer and global marketer of In Vitro Diagnostic (IVD) cancer tests, today announced it has entered into a settlement agreement with the investors (the “Investors”) of the Registered Direct Offering the Company closed in November 2009 (the “RDO”).  Pursuant to the Settlement Agreement, the Company agreed to issue that number of shares of its common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”); however, the Company is not obligated to issue the shares until it receives court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933 (“Court Approval”), pursuant to which the shares will be free trading, and has NYSE Amex and shareholder approval, if required.

Under the terms of the Settlement Agreement, upon Court Approval, the Company shall issue the Investors as many shares of its common stock as possible to reach the Settlement Amount that the NYSE Amex has previously approved for issuance to the Investors. Upon Court Approval, the Company shall also issue the Investors a promissory note for the monetary value of the additional number of shares required to be issued to reach the Settlement Amount; the note carries interest at the rate of 8% and matures 4 months after issuance.  As part of the settlement, the Company also agreed to pay counsel fees of $75,000 to the Investors.

For more information, please refer to Form 8-K filed on May 16, 2011.

The Company has also filed a Form 12b-25, Notification of Late Filing with the Securities and Exchange Commission regarding its Quarterly Report on Form 10Q for its 2011 first quarter ended March 31, 2011; accordingly, the Company extended the time with which it may file such Report until May 20, 2011. As previously announced, the Company is in the process of completing its 10K for the fiscal year ended December 31, 2010. Until its 10K is filed, the Company cannot complete or file its 10Q. The delay in filing its 2010 10K and subsequent 2011 first quarter 10Q is due in part to the lack of timely responses from the Company’s deconsolidated subsidiary, Jade Pharmaceuticals Inc. The Company is working towards filing the 2010 10K by the end of May and will file the 10Q as soon thereafter as possible.

For more information, please refer to Form 12b-25 filed on May 17, 2011.

For additional information on Radient Pharmaceuticals Corporation and its products visit: www.radient-pharma.com or send e-mail to info@radient-pharma.com. For Investor Relations contact Kristine Szarkowitz at ir@radient-pharma.com or 1.206.310.5323.

About Radient Pharmaceuticals:
Headquartered in Tustin, California, Radient Pharmaceuticals Corporation is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure® Test Kits for colon-rectal cancer recurrence monitoring. The Company's focus is on the discovery, development and commercialization of unique high-value diagnostic tests that will help physicians answer important clinical questions related to early disease-state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

Forward Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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